SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported)

February 26, 2004

THE GAP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-7562	94-1697231
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Folsom Street San Francisco, California		94105
(Address of principal executive offices)		(Zip Code)

(650) 952-4400

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure.

On February 26, 2004, The Gap, Inc. (the “Company”) issued a press release announcing the Company’s earnings for the fourth quarter and the year ended January 31, 2004. A copy of this press release is attached hereto as Exhibit 99.1.

Item 7. Exhibits.

99.1	Press Release dated February 26, 2004

Item 12. Results of Operations and Financial Condition.

On February 26, 2004, The Gap, Inc. (the “Company”) issued a press release announcing the Company’s earnings for the fourth quarter and year ended January 31, 2004. A copy of this press release is attached hereto as Exhibit 99.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GAP, INC. (Registrant)

Date: February 26, 2004	By:	/s/ Byron H. Pollitt
Byron H. Pollitt
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated February 26, 2004